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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS




     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 1, 1996, relating to the consolidated financial statements of Labor Ready, Inc. which is contained in the prospectus filed by the Company on June 12, 1996, pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Prospectus").

     We also consent to the reference to us under the captions "Selected Consolidated Financial Information" and "Experts" in the Prospectus.


Spokane, Washington                                        /s/ BDO Seidman, LLP
November 18, 1996